                                                                     EXHIBIT 1


                                4,500,000 Shares

                      EASTERN ENVIRONMENTAL SERVICES, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                          , 1997

SMITH BARNEY INC.
OPPENHEIMER & CO., INC.
SANDERS MORRIS MUNDY
PACIFIC GROWTH EQUITIES, INC.
VAN KASPER & COMPANY

     As Representatives of the Several Underwriters

c/o  SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York 10013

Ladies and Gentlemen:

     Eastern Environmental Services, Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 4,500,000 shares ("Firm Shares") of its common stock, $0.01 par value per share (the "Common Stock"), to the several Underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 675,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and, to the extent such Additional Shares are issued, the Additional Shares are hereinafter collectively referred to as the "Shares".

     The Company has implemented an aggressive acquisition program in the waste management industry. As a consequence, the Company is continually reviewing acquisition opportunities and is in various stages of negotiations with certain solid waste collection, transportation and disposal operations.

     The Company wishes to confirm as follows its agreement with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

     1.  Registration Statement and Prospectus.  The Company has prepared and
         -------------------------------------
filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act, including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means such registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if such registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

     2.  Agreements to Sell and Purchase.  Subject to such adjustments as you
         -------------------------------
may determine in order to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per Share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

     The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 675,000 Additional Shares from the Company. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the aggregate number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

     3.  Terms of Public Offering.  The Company has been advised by you that the
         ------------------------
Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

     4.  Delivery of the Shares and Payment Therefor.  Subject to Section 8
         -------------------------------------------
hereof, delivery to the Underwriters of and payment by the Underwriters for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on
, 1997 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

     Subject to Section 8 hereof, delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

     Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

     5.  Agreements of the Company.  The Company agrees with the several
         -------------------------
Underwriters as follows:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

         (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event or any new information, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. In addition, the Company shall, during any period in which a Prospectus is required to be delivered, advise you promptly of any agreement in principle, whether or not reduced to writing, and of any definitive agreement looking to the acquisition or disposition of any assets or business. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

         (c) The Company will furnish to you, without charge, (i) six signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, (ii) such number of conformed copies of the registration statement as originally filed with the Commission and of each amendment thereto, but without exhibits, as you may request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) six copies of the exhibits to the Incorporated Documents.

         (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

         (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

         (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

         (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such domestic and foreign jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

         (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section ll(a) of the Act.

         (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

         (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

         (k) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus.

         (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

         (m) Except as provided in this Agreement, the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, for a period of 120 days after the date of the Prospectus (the "120-Day Lock-Up Period"), without the prior written consent of Smith Barney Inc., except that the Company may (i) issue shares of Common Stock ("Acquisition Shares") in connection with additional acquisitions so long as the purchaser of such Acquisition Shares agrees to be bound by a lock-up letter in the same form as those being delivered to you pursuant to paragraph (n) below pursuant to which such purchaser agrees with the Company not to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any such Acquisition Shares at any time before the expiration of the period described in clause (ii) of paragraph (q) below and that the certificates evidencing such Acquisition Shares shall bear a legend to such effect, (ii) grant options and/or warrants to purchase shares of Common Stock in connection with additional acquisitions that are exercisable no earlier than the expiration of the 120-Day Lock-up Period and (iii) issue shares of Common Stock pursuant to the exercise of options outstanding on the date hereof under the Company's 1987 Stock Option Plan, 1991 Stock Option Plan and 1996 Stock Option Plan and warrants outstanding on the date hereof, as described in the Registration Statement. The Company further agrees for the express benefit of the Underwriters that, during the 120-Day Lock-Up Period, it will not, without the prior written consent of Smith Barney Inc., waive any provision of any acquisition or related agreement imposing restrictions on the transfer or other disposition of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock and will take reasonable steps to cause its transfer agent to enforce any such provision so as to limit the transfer or other disposition of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during the 120-Day Lock-Up Period.

         (n) The Company has furnished or will furnish to you "lock-up" letters, (i) in the form of Exhibit A hereto signed by each of its officers and directors identified on Exhibit A-1 hereto and (ii) in the form of Exhibit B hereto signed by each stockholder identified on Exhibit B-1 hereto.

         (o) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         (p) The Company will cause the shares of Common Stock which it agrees to sell under this Agreement to be listed, subject to notice of issuance, on the Nasdaq National Market on or before the Closing Date.

         (q) The Company will not file any registration statement under the Act seeking to register any Common Stock, any options or warrants, or any other securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days following the Closing Date, except that the Company may (i) file a shelf registration statement seeking to register for resale up to 5,825,694 shares of Common Stock not earlier than 15 days following the Closing Date; provided, however that the Company shall not cause or otherwise permit such shelf registration statement to be declared effective at any time prior to the 45th day following the Closing Date; and (ii) file a shelf registration statement not earlier than 30 days after the date of the Prospectus seeking to register up to 2,000,000 shares of Common Stock for issuance in connection with future acquisitions; provided, however, that the Company shall not issue any
                     --------  -------
such Acquisition Shares unless the purchaser thereof agrees not to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of any such Acquisition Shares at any time prior to the date which is 180 days following the effective date of such shelf registration statement without the prior written consent of Smith Barney Inc.

     6.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to each Underwriter that:

         (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

         (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act complied or will comply with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

         (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         (d) The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable by the Company and free of and not issued in violation of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable by the Company and will be free of and will not have been issued in violation of any preemptive or other similar rights. Except as described in the Prospectus,
(a) there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments to issue any shares of, capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company, and (b) there is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to him or her, or permit him or her to underwrite the sale of, any of the Shares. The capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

         (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

         (f) All the Company's subsidiaries, other than those which are inactive, have no business or operations of any kind, have no assets or liabilities, have no value, or nominal value, for tax and accounting purposes and are permitted to be omitted from the list of subsidiaries included as an exhibit to the Registration Statement pursuant to Item 601(b)(21)(ii) of Regulation S-K (collectively, the "Subsidiaries"), are identified in an exhibit to the Registration Statement. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify would not have material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of such Subsidiary; except as described in the Registration Statement and Prospectus, all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company free and clear of any lien, adverse claim, security interest, equity or other encumbrance. Other than with respect to the Subsidiaries, the Company does not have, directly or indirectly, any ownership interest or agreement or agreement in principle to acquire any ownership interest in any corporation, partnership, joint venture, association or other business organization.

         (g) Each company whose stock or assets is proposed to be acquired by the Company pursuant to a signed, definitive acquisition agreement on the date hereof is hereinafter referred to as an "Acquiree Company." Each acquisition agreement to which the Company is a party on the date hereof relating to an Acquiree Company is listed on Schedule II hereto (collectively, the "Acquisition Agreements"). The execution and delivery of, and the performance by the Company of its obligations under, each of the Acquisition Agreements) have been duly and validly authorized by the Company and each Acquisition Agreement has been duly authorized, executed and delivered by the Company and, to the knowledge of the Company, constitutes the legal, valid and binding agreement of each other party thereto, enforceable against such parties in accordance with its terms, except as enforceability thereof may be subject to the effect of (i) any applicable bankruptcy, fraudulent conveyance, insolvency, reorganizations, moratorium or other laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity of at law).

         (h) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company, any of the Subsidiaries or any of the Acquiree Companies or to which the Company, any of the Subsidiaries or the Acquiree Companies, or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or to any Incorporated Document or the Prospectus or to be filed as an exhibit to the Registration Statement or to any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

         (i) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any statute, law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Subsidiaries or of any judgment, injunction, order or decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

         (j) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute as of the date hereof and on the Closing Date and any Option Closing Date a breach of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries or (B) conflicts or will conflict with or constitutes or will constitute as of the date hereof and on the Closing Date and any Option Closing Date a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate as of the date hereof and on the Closing Date and any Option Closing Date any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or as of the date hereof and on the Closing Date and any Option Closing Date will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

         (k) All of the accountants who have certified or shall certify any of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

         (l) The historical consolidated financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and the supplemental consolidated financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations, stockholders' equity (and deficit) and cash flows of the Company and its Subsidiaries [and of one or more of the Acquiree Companies, as the case may be,] on the basis stated in the Registration Statement and in such Incorporated Document at the respective dates or for the respective periods to which they apply. The historical financial statements, together with the related schedules and notes, contained in each Current Report on Form 8-K, as amended, included among the Incorporated Documents presented fairly, as of the date of such Report, the separate financial position, results of operations, stockholders equity (and deficit) and cash flows of the subject company on the basis stated in such Report and for the respective periods to which they apply; all such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except as disclosed therein; and the summary and selected consolidated financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company, and its Subsidiaries. The pro forma consolidated financial statements of the Company and its Subsidiaries, together with the related schedules and notes, as set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the information shown therein, have been prepared in accordance with the applicable provisions of Article 11 of Regulation S-X promulgated by the Commission with respect to pro forma financial statements and have been properly compiled on the pro forma bases described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein, and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

         (m) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) enforceability may be subject to the effect of any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting the creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) rights to indemnity and contribution hereunder may be limited by Federal or state securities laws and principles of public policy.

         (n) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

         (o) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or which are not material to the Company and/or the applicable Subsidiary, and all the property described in the Prospectus as being held under lease by the Company or any Subsidiary is held by the Company or such Subsidiary under valid, subsisting and enforceable leases.

         (p) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

         (q) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except where the failure to have such permits would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results, or after notice or lapse of time would result, in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

         (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (s) Neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any statute, law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

         (t) The Company and each of the Subsidiaries have filed in a timely manner all tax returns required to be filed with any taxing authority, which returns are complete and correct and, to the best knowledge of the Company, are not the subject of any audit proceedings, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except for such taxes as are being contested in good faith and as to which adequate reserves have been provided.

         (u) The Company and each of the Subsidiaries have conducted their respective businesses in compliance with all applicable Federal, state, provincial, foreign and local laws, regulations, orders, codes and common law including, without limitation, those promulgated under the Resource Conservation and Recovery Act of 1976 ("RCRA"), including the Subtitle D Regulations, the Federal Water Pollution Control Act of 1972 (the "Clean Water Act"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, and the Occupational Safety and Health Act ("OSHA") and those laws, regulations, orders, codes and common law applicable to protection of the environment, waste management and waste disposal, health and safety (collectively, "Environmental Laws") and, to the knowledge of the Company, under current law there are no existing circumstances that would prevent, interfere with, or materially increase the cost of the Company's compliance with RCRA, the Subtitle D Regulations, the Clean Water Act, CERCLA, OSHA or any other Environmental Laws in the future, except for any lack of compliance or the existence of any such circumstance as would not have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

     (v) Except as set forth in the Registration Statement and the Prospectus, there is no claim under any of Environmental Law, including common law (an "Environmental Claim"), pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, and, to the knowledge of the Company, no Environmental Claim is pending or threatened against any of the Acquiree Companies that could have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, and, to the Company's knowledge, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that could reasonably be expected to form the basis of any such claim against the Company, any of the Subsidiaries or any of the Acquiree Companies.

     (w) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and (iv) there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

     (x) Each holder of a security of the Company that has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement has been notified of the Company's intent to file the Registration Statement with the Commission and has agreed in writing to waive such holder's registration rights with respect to the public offering contemplated hereby.

     (y) The Company and the Subsidiaries own or possess valid and enforceable rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or material to the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person or entity to the rights of the Company and the Subsidiaries with respect to the foregoing or of any infringement by any other person or entity with respect to the foregoing.

     (z) The Company is not now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (aa) The Shares have been approved for quotation, upon notice of issuance, on the Nasdaq National Market.

  7.  Indemnification and Contribution.  (a) The Company agrees to indemnify
      --------------------------------
and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable costs of investigation and reasonable attorneys fees and expenses) arising out of, based upon or relating to any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Prepricing Prospectus or the Prospectus or in any amendment or supplement thereto, or arising out of, based upon or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission of a material fact or alleged untrue statement or omission of a material fact which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith (it being understood and agreed
                                               -- ----- ---------- ----------
that the only information furnished by any Underwriter consists of the information described as such in Section 12 hereof); provided, however, that the
                                                     --------  -------
indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

     (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel which shall be of nationally recognized standing and satisfactory to Smith Barney Inc. and payment of all fees and expenses. The Company shall not agree to settle any such action, suit or proceeding without the written consent of Smith Barney Inc., which consent shall not be unreasonably withheld. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company agreed in writing to pay such fees and expenses, (ii) the Company failed promptly to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons having actual or potential differing interests, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed promptly as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto (it being understood and agreed that the only information furnished by any
 -- ----- ---------- ----------
Underwriter consists of the information described as such in Section 12 hereof). If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Underwriter may otherwise have.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to indemnify or contribute, as applicable, pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) in relation to the aggregate number of Firm Shares and not joint.

     (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8.  Conditions of Underwriters' Obligations.  The several obligations of
         ---------------------------------------
the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

         (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company, any Subsidiary or, to the knowledge of the Company, any Acquiree Company or any officer or director of the Company or any Subsidiary or, to the knowledge of the Company, any Acquiree Company which makes any statement made in the Prospectus an untrue statement of a material fact or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, adversely affect the market for the Shares.

     (c) You shall have received on the Closing Date, an opinion of Drinker Biddle & Reath LLP, counsel for the Company, dated the Closing Date and addressed to you, as `Representatives of the several Underwriters, to the effect that:

         (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with full corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto as of the date of such opinion), and the Company is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole;

         (ii)  Each of the Delaware and Pennsylvania Subsidiaries identified in
Schedule III hereto (collectively, the "Class I Subsidiaries") is a corporation validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto as of the date of such opinion) and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and all the outstanding shares of capital stock of each of the Class I Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, are owned of record by the Company, free and clear of any security interest, lien, adverse claim, equity or other encumbrance;

         (iii) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

         (iv) All the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder have been duly authorized and validly issued, and are fully paid and nonassessable by the Company and were not issued in violation of any statutory preemptive or, to such counsel's knowledge, other similar rights of any holder of the Company's capital stock;

         (v) The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable by the Company and will not have been issued in violation of any statutory preemptive or, to the knowledge of such counsel, other similar rights that entitle or will entitle any person to acquire any shares upon the issuance thereof by the Company. To the knowledge of such counsel after reasonable inquiry, no holders of capital stock of the Company are entitled to have such securities registered under the Registration Statement which rights have not been waived;

         (vi) The form of certificates for the Shares conforms to the requirements of the Delaware General Corporation Law;

         (vii) Any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

         (viii) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that enforceability of the Company's obligations hereunder may be limited by any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting the creditors' rights generally and by general principles of equity;

         (ix) None of the Company or the Class I Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents.

         (x) Neither the issuance, offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof, nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or of any of the Class I Subsidiaries, nor (assuming compliance with all applicable state or foreign securities and Blue Sky laws) will any such action result in any violation of any existing federal, New Jersey or Pennsylvania statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to the Company, to the Subsidiaries, or to any of their respective properties or of any provision of the Delaware General Corporation Law;

         (xi) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act and the Exchange Act or such as may be required under state or foreign securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement;

         (xii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

         (xiii) (A) To the knowledge of such counsel after reasonable inquiry, other than as described in the Prospectus (or any amendment or supplement thereto as of the date of such opinion), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto),
(B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or to an Incorporated Document, as the case may be, that are not described or filed as required and (C) other than as described in the Prospectus (or any amendment or supplement thereto), there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel knows of no commitment, plan or arrangement to issue any share of capital stock of the Company or any security convertible into or exercisable or exchangeable for capital stock of the Company or of any Subsidiary;

         (xiv) The statements in the Registration Statement and Prospectus (including in the Incorporated Documents), insofar as they are descriptions of contracts, agreements, instruments or other legal documents, or refer to statements of law or legal conclusions, are accurate summaries thereof and present fairly the information required to be shown in all material respects;

         (xv) Upon delivery of the Shares pursuant to this Agreement and payment therefor as contemplated herein each Underwriter that has purchased such Shares in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code as in effect in the State of [New York] will acquire good title to the Shares, free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title;

         (xvi) The Shares, subject to official notice of issuance, have been approved for listing on the Nasdaq National Market; and

         (xvii) The Company is not an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, such counsel shall state that based on telephonic confirmation from the Commission on _____________, 1997, the Registration Statement and all post-effective amendments, if any, have become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.

     Such counsel shall also state that although such counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in conferences with officers and other representatives of the Company and its Subsidiaries, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were reviewed and discussed, and participated in the preparation of the Registration Statement and the Prospectus and nothing has come to the attention of such counsel that has caused such counsel to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document).

     (d) You shall have received on the Closing Date, an opinion of Robert M. Kramer & Associates, P.C. dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

         (i) The Company and each of the Subsidiaries, to the knowledge of such counsel, has full authority and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole, to own their respective properties and to conduct their respective businesses as now being conducted, as described in the Prospectus;

         (ii) Except as disclosed in the Prospectus, the Company owns of record, all the outstanding shares of capital stock of each of the Subsidiaries, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance;

         (iii) None of the Company or any Subsidiary is in violation of its certificate or articles of incorporation or by-laws or other organizational documents or in default in the performance or observance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, or, to the knowledge of such counsel, other material agreement, lease or instrument, except as may be disclosed in the Prospectus;

         (iv) Neither the issuance, offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof, nor consummation by the Company of the transactions contemplated hereby constitutes or will constitute a breach of, or a default under, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or of any of the Subsidiaries pursuant to the terms of any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound which has been described in or filed as an exhibit to the Registration Statement or to an Incorporated Document, or is known to such counsel after due inquiry;

         (v) Other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or, to the knowledge of such counsel, threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto);

         (vi) To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be;

          (vii) To the knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except as disclosed in the Prospectus;

         (viii) Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and

         (ix) Except as described in the Prospectus, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company, which right has not been waived.

     (e) You shall have received on the Closing Date, an opinion of each of (i) Jackson & Kelly, (ii) Day, Smith, Walton & Durham, (iii) Karaganis & White LTD,
(iv) Sherrill & Roof L.L.P., (v) Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., and (vi) Phillips Nizer Benjamin Krim & Ballon LLP, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

         (i) Each of the Subsidiaries identified opposite such counsel's name in Schedule IV hereto (collectively, the "Class II Subsidiaries") is a corporation validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto as of the date of such opinion) and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole;

         (ii) All the outstanding shares of capital stock of each of the Class II Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, are owned of record by the Company, free and clear of any security interest, lien, adverse claim, equity or other encumbrance;

         (iii) None of the Class II Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents; and

         (iv) Neither the issuance, offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof, nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of any of the Class II Subsidiaries, nor (assuming compliance with all applicable state or foreign securities and Blue Sky laws) will any such action result in any violation of any existing statute, law, rule, regulation, ruling, judgment, injunction, order or decree of the United States or of the State set forth opposite such counsel's name on Schedule II hereto applicable to the Company, to the Class II

Subsidiaries, or to any of their respective properties;

     (f) You shall have received on the Closing Date an opinion of Morgan, Lewis & Bockius LLP, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in the first sentence of clause (v), clause (vii), the first sentence of (viii) and clause (xii) of the foregoing paragraph (c) and such other related matters as you may request. In addition, such counsel shall state that based on telephonic confirmation from the Commission on _____________, 1997, the Registration Statement and all post-effective amendments, if any, have become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.


     (g) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from each of (i) Ernst & Young LLP, (ii) BDO Seidman, LLP, (iii) B.J. Klinger & Co., P.C., (iv) Bardall, Weintraub, P.C., (v) Boyer and Ritter, CPAs, (vi) Paternostro, Callahan & DeFreitas, LLP, (vii) Serra & McGrath, LLP, and (viii) Erwin & Associates, each of which are independent certified public accountants, substantially in the forms heretofore approved by you.

     (h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(h) and in
Section 8(i) and 8(j) hereof.

     (i) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

     (j) The Shares shall have been listed or approved for quotation upon notice of issuance on the Nasdaq National Market.

     (k) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

   All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

   Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

   The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (g) and (j) shall be dated the Option Closing Date in question and the opinions and letter called for by paragraphs (c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

   9.  Expenses.  The Company agrees to pay the following costs and expenses
       --------
and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight or similar charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, the Incorporated Documents and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the quotation of the Shares on the Nasdaq National Market;
(vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification, the fees of such counsel not to exceed $15,000); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

     10.  Effective Date of Agreement.  This Agreement shall become effective:
          ---------------------------
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

     If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

     Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     11.  Termination of Agreement.  This Agreement shall be subject to
          ------------------------
termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     12.  Information Furnished by the Underwriters.  The statements set forth
          -----------------------------------------
in the last paragraph on the cover page, the Regulation M legend and the stabilization legend on the inside cover page, and the statements in the first, third and ninth paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

     13.  Miscellaneous.  Except as otherwise provided in Sections 5, 10 and 11
          -------------
hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 1000 Crawford Place, Mt. Laurel, NJ 08054, Attention: Chief Executive Officer; or (ii) if to you, as Representatives of the several Underwriters, in care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013,
Attention: Manager, Investment Banking Division.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

     14.  Applicable Law; Counterparts.  This Agreement shall be governed by and
          ----------------------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters with respect to the matters addressed herein.

                                  Very truly yours,

                                  EASTERN ENVIRONMENTAL SERVICES, INC.


                                  By:
                                     ---------------------------------
                                     Name:
                                     Title:

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

SMITH BARNEY INC.
OPPENHEIMER & CO., INC.
SANDERS MORRIS MUNDY
PACIFIC GROWTH EQUITIES, INC.
VAN KASPER & COMPANY


As Representatives of the Several Underwriters


By: SMITH BARNEY INC.


By:
   -------------------------
   Name:
   Title:

                                  SCHEDULE I

                     EASTERN ENVIRONMENTAL SERVICES, INC.



                                           Number of
Underwriter                               Firm Shares
-----------                               -----------
Smith Barney Inc. ......................
Oppenheimer & Co., Inc. ................
Sanders Morris Mundy....................
Pacific Growth Equities, Inc. ..........
Van Kasper & Company....................




                                          -----------
       Total............................    4,500,000
                                          -----------

                                  SCHEDULE II

                        LIST OF ACQUISITION AGREEMENTS

                        [To be provided by the Company]

                                 SCHEDULE III

                         LIST OF CLASS I SUBSIDIARIES


     SUBSIDIARY                            STATE OF INCORPORATION
     ----------                            ----------------------
Allied Waste Services, Inc.                       Delaware
Eastern Waste of New York, Inc.                   Delaware
Super Kwik, Inc.                                  Pennsylvania
R & A Bender, Inc.                                Pennsylvania
Eastern Waste of L.I., Inc.                       Delaware
Eastern Container Corporation                     Delaware
Apex Waste Services, Inc.                         Pennsylvania
Eastern Environmental Services                    Delaware
     of Indiana, Inc.

                                  SCHEDULE IV

                         LIST OF CLASS II SUBSIDIARIES



COUNSEL                      SUBSIDIARY                   STATE OF INCORPORATION
-------                      ----------                   ----------------------
Jackson & Kelly              S & S Grading, Inc.          West Virginia

Day, Smith, Walton & Durham  Pulaski Grading, Inc.        Kentucky

Karaganis & White LTD        Olney Sanitary System, Inc.  Illinois

Sherrill & Roof L.L.P.       Carolina Grading, Inc.       South Carolina

Carlton, Fields, Ward,       Bayside of Marion, Inc.      Florida
 Emmanuel, Smith & Cutler,
 PA

                             Eastern Environmental
                             Services of Florida, Inc.

                             Waste Services of South
                             Florida, Inc.

Phillips Nizer Benjamin      Donno Company, Inc.          New York
 Krim & Ballon

                             Residential Services, Inc.

                             Suffolk Waste Systems, Inc.

                             N.R.T. Realty Corp.

                                                       Exhibit A
                                                       to Underwriting Agreement


                      EASTERN ENVIRONMENTAL SERVICES INC.

                                LOCK-UP LETTER


                                                , 1997



SMITH BARNEY INC.
OPPENHEIMER & CO., INC.
SANDERS MORRIS MUNDY INC.
PACIFIC GROWTH EQUITIES, INC.
VAN KASPER & COMPANY

c/o SMITH BARNEY INC.
    388 Greenwich Street
    New York, NY 10013

Ladies and Gentlemen:

     The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Eastern Environmental Services, Inc. (the "Company") and that the Underwriters propose to reoffer the Shares to the public.

     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Smith Barney Inc. the undersigned will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 120 days after the date of the final Prospectus relating to the offering of the Shares to the public by the Underwriters, except that the undersigned may make gifts of such securities to members of the undersigned's "immediate family" (as such term is defined under Item 404 of Regulation S-K under the Securities Act of 1933) or transfer such securities to one or more trusts established for the benefit of members of the undersigned's immediate family; provided, that any such
                                               --------
transferee agrees in writing to be bound by the terms hereof. Notwithstanding the foregoing, nothing herein shall prohibit the undersigned from exercising any options granted to the

Smith Barney Inc., et al.
        , 1997
Page 2


undersigned under any Company stock option or other benefit or incentive plan or warrants held by the undersigned so long as the shares of Common Stock underlying such options or warrants are held subject to the terms of this letter.

     The undersigned agrees that the provisions of this agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

     In furtherance of the foregoing, the Company and American Stock Transfer and Trust Company, its transfer agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

     It is understood that, if the Underwriting Agreement does not become effective in accordance with its terms on or before August 31, 1997, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, this letter agreement shall become null and void and of no further force or effect.

                                    Very truly yours,


                                    -------------------------
                                    [Name of Signatory]

                                                       Exhibit A-1
                                                       to Underwriting Agreement


                        LIST OF OFFICERS AND DIRECTORS


     Dennis M. Grimm
     Robert M. Kramer
     Gregory M. Krzemein
     Kenneth C. Leung
     George O. Moorehead
     Louis D. Paolino, Jr.
     Terry W. Patrick
     John W. Poling

                                                       Exhibit B
                                                       to Underwriting Agreement


                      EASTERN ENVIRONMENTAL SERVICES INC.

                                LOCK-UP LETTER


                                                , 1997



SMITH BARNEY INC.
OPPENHEIMER & CO., INC.
SANDERS MORRIS MUNDY INC.
PACIFIC GROWTH EQUITIES, INC.
VAN KASPER & COMPANY

c/o SMITH BARNEY INC.
    388 Greenwich Street
    New York, NY 10013

Ladies and Gentlemen:

     The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Eastern Environmental Services, Inc. (the "Company") and that the Underwriters propose to reoffer the Shares to the public.

     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Smith Barney Inc. the undersigned will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 90 days after the date of the final Prospectus relating to the offering of the Shares to the public by the Underwriters, except that the undersigned may make gifts of such securities to members of the undersigned's "immediate family" (as such term is defined under Item 404 of Regulation S-K under the Securities Act of 1933) or transfer such securities to one or more trusts established for the benefit of members of the undersigned's immediate family; provided, that any such
                                               --------
transferee agrees in writing to be bound by the terms hereof. Notwithstanding the foregoing, nothing herein shall prohibit the undersigned from exercising any options granted to the

Smith Barney Inc., et al.
            , 1997
Page 2

undersigned under any Company stock option or other benefit or incentive plan or warrants held by the undersigned so long as the shares of Common Stock underlying such options or warrants are held subject to the terms of this letter.

     The undersigned agrees that the provisions of this agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

     In furtherance of the foregoing, the Company and American Stock Transfer and Trust Company, its transfer agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

     It is understood that, if the Underwriting Agreement does not become effective in accordance with its terms on or before August 31, 1997, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, this letter agreement shall become null and void and of no further force or effect.

                                    Very truly yours,


                                    ------------------------
                                    [Name of Signatory]

                                                       Exhibit B-1
                                                       to Underwriting Agreement


                             LIST OF STOCKHOLDERS


William C. Skuba
William C. Skuba Charitable Remainder Trust
Robert Donno
Norman Taylor
Thomas King
Sanders Morris Mundy, Inc.
Glen Miller
Willard Miller
W&G Miller Family Partnership, L.P.
Environmental Opportunities Fund (Cayman), L.P.
Michael A. Fioravante
Alan Hershkowitz
Stuart Berry
Kenneth Koretsky
Matthew Paolino
Michael Patrick
Raymond Peraino
Neal W. Rodrigue
Kenneth W. Murdock
BankAmerica Investment Corporation
BankBoston, N.A.
Francis Pasquale
Beatrice Tolin
Carlo J. Piccinonna
Environmental Waste Systems, Inc.
Environmental Waste Systems of Palm Beach, Inc.
C&R Waste Removal, Inc.
A-1 Carting Corp.
Ameri-Carting, Inc.